Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in Registration Statement Nos. 33-52032, 333-116102, and 333-127922 on Forms S-8 of The Greenbrier Companies, Inc. and Registration Statement No. 333-136014 on Form S-3 of The Greenbrier Companies, Inc. of our report dated May 5, 2006, with respect to the consolidated financial statements of Meridian Rail Holdings Corporation for the year ended December 31, 2005, included in this Form 8-K/A of The Greenbrier Companies, Inc.
/s/ Ernst & Young LLP
Birmingham, Alabama
January 22, 2007